SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Filed by the registrant |X|

   Filed by a party other than the registrant |_|

   Check the appropriate box:
   |_|      Preliminary Proxy Statement
   |_|      Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
   |X|      Definitive Proxy Statement
   |_|      Definitive Additional Materials
   |_|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
            240.14a-12

                                 ARCTIC CAT INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|      No fee required
   |_|      $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
            or Item 22(a)(2) of Schedule 14A.
   |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
            and 0-11.
            (1)      Title of each class of securities to which
                     transaction applies:
            (2)      Aggregate number of securities to which transactions
                     applies:
            (3)      Per unit price or other underlying value of
                     transaction computed pursuant to Exchange Act Rule
                     0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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   |_|      Fee paid previously with preliminary materials.
   |_|      Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)      Amount Previously Paid:
            (2)      Form, Schedule or Registration Statement No.:
            (3)      Filing Party:
            (4)      Date Filed:



                               ARCTIC CAT INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 14, 1997

Notice is hereby given that the Annual Meeting of Shareholders of Arctic Cat Inc. (the "Company") will be held at Northland Community and Technical College (Theater), at 1101 Highway 1 East, Thief River Falls, Minnesota 56701, on Thursday, August 14, 1997 at 4:00 p.m. for the following purposes:

     1.   To elect two directors to serve three-year terms.

     2. To ratify and approve amendments to the Company's 1989 Stock Option Plan and 1995 Stock Plan to bring both plans into compliance with
          Section 162(m) of the Internal Revenue Code of 1986, as amended.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 20, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors,


                                   /s/ Timothy C. Delmore,
                                   Timothy C. Delmore,
                                   Secretary

Thief River Falls, Minnesota
July 1, 1997


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.



                                 ARCTIC CAT INC.
                             601 BROOKS AVENUE SOUTH
                           THIEF RIVER FALLS, MN 56701

                             ----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 14, 1997

                             ----------------------

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Arctic Cat Inc., a Minnesota corporation (the "Company"), of proxies for the Annual Meeting of Shareholders of the Company to be held at Northland Community and Technical College (Theater), at 1101 Highway 1 East, Thief River Falls, MN 56701, on Thursday, August 14, 1997 at 4:00 p.m. Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about July 1, 1997.

The Company's Annual Report for the fiscal year ended March 31, 1997, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

Proxies may be revoked at any time before they are exercised by the execution and delivery of a later proxy, and shareholders present at the meeting may withdraw their proxies and vote in person. Unless revoked, proxies will be voted and, where a choice is specified with respect to any matter to be voted upon, the proxies will be voted as specified.

The total number of shares outstanding and entitled to vote at the meeting as of June 20, 1997 consists of 21,628,649 shares of $.01 par value Common Stock (excluding 7,560,000 shares of Class B Common Stock which do not vote with the Common Stock in the general election of directors; see "Election of Directors"). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on June 20, 1997 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as unvoted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Pursuant to the Company's Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and, generally, one-third of the directors belong to each class. This year, the Board of Directors is seeking shareholder election of two directors whose term expires this year, Messrs. Ness and Ostrander. The term of the directors elected this year will expire in the year 2000. In addition, in accordance with a Stock Purchase Agreement dated July 18, 1988 between Suzuki Motor Corporation ("Suzuki") and the Company pursuant to which Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of the Company's Class B Common Stock (constituting all outstanding shares of Class B Common Stock), Suzuki is entitled to elect one member of the Board of Directors.

The Board of Directors has nominated for election the persons named below. It is intended that proxies will be voted for such nominees. The Company believes that each nominee named below will be able to serve; but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

The names and ages of the nominees and their principal occupations are set forth below, based upon information furnished to the Company by the nominees. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years.


                                                                      DIRECTOR
               NAME, AGE AND PRINCIPAL OCCUPATION                       SINCE
               ----------------------------------                       -----

NOMINATED FOR A TERM ENDING IN 2000:

[PHOTO]        WILLIAM G. NESS, 59, Chairman of the Board of             1983
               Directors of the Company; Co-owner and Vice President of Northern Woodwork (specialty furniture manufacturing), Thief River Falls, MN. Director of
               Northern State Bank, Thief River Falls, MN.

[PHOTO]        GREGG A. OSTRANDER, 44, President and Chief Executive     1995
               Officer of Michael Foods, Inc. (a food processing manufacturer) since 1993; President of Swift-Eckrich
               Prepared Foods Co. (a food manufacturer) from 1985 to
               1993. Director of Michael Foods, Inc.


OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE
ANNUAL MEETING AND WHOSE TERMS EXPIRE IN 1999:

[PHOTO]        ROBERT J. DONDELINGER, 61, President and Chief            1983
               Executive Officer of Northern Motors (a General Motors dealership), Thief River Falls, MN.

[PHOTO]        WILLIAM I. HAGEN, 59, Co-owner and Vice President of      1983
               North Star Transport, Inc. (a nationwide trucking company), Eagan, MN; owner and operator of a farm in northern Minnesota.

[PHOTO]        KENNETH J. ROERING, 55, Professor, School of              1996
               Management, University of Minnesota since 1981.
               Director of Sheldahl, Inc., TSI, Inc., and Transport Corporation of America, Inc.


OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE
ANNUAL MEETING AND WHOSE TERMS EXPIRE IN 1998:

[PHOTO]        LOWELL T. SWENSON, 75, Retired since 1980; previously     1983
               employed in snowmobile industry for 14 years.

[PHOTO]        CHRISTOPHER A. TWOMEY, 49, President and Chief            1987
               Executive Officer of the Company since January 1986;
               executive officer of the Company in various capacities since 1983. Community Board Member, Norwest Bank
               Minnesota West, N.A.


DIRECTOR ELECTED BY CLASS B COMMON STOCK:

[PHOTO]        TAKESHI NATORI, 58, Senior Advisor of Industrial &        1992
               Power Products Division, Suzuki Motor Corporation
               (vehicle and related manufacturing operations),
               Hamamatsu, Japan; prior to June 1991, President of
               Suzuki France S.A.


VOTE REQUIRED. The affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy is required for the election of the two nominees.



THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" THE ELECTION OF THE NOMINEES.

MEETINGS. During fiscal 1997, the Board of Directors met seven times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served, except Mr. Natori who attended two Board meetings.

BOARD COMMITTEES. The Board has appointed a Compensation Committee and an Audit Committee. The Compensation Committee, which currently consists of Messrs. Dondelinger (Chair), Hagen, Ostrander and Roering, met twice and also acted by one written action during the last fiscal year. The Compensation Committee assists management in making recommendations to the Board with respect to officers' and key employees' salaries, bonuses and stock option grants. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Ostrander and Roering, for the purpose of granting awards under the Company's 1989 Stock Option Plan and the 1995 Stock Plan. The Audit Committee, which currently consists of Messrs. Roering (Chair), Dondelinger, Hagen and Swenson, met once during the last fiscal year. The Audit Committee meets with the Company's independent public accountants and representatives of management to review the internal and external financial reporting of the Company, reviews the scope of the independent auditors' examination, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments and approves any material non-audit services to be provided by the Company's independent public accountants.

The Company does not have a nominating committee. However, the Company's Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to the Secretary of the Company. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding to the previous year's Annual Meeting. Shareholders desiring to nominate a director should contact the Company's Secretary for a copy of the relevant procedure.

REMUNERATION OF DIRECTORS. All non-employee directors other than the representative of Class B Common Stock currently receive $3,750 per quarter, $1,000 per meeting attended in person, $500 per meeting attended telephonically and $500 per committee meeting ($1,000 for committee chair) attended on a date when no regular Board meeting is held, in addition to out-of-pocket expenses incurred on behalf of the Company. In addition, pursuant to the Company's 1995 Stock Plan, each non-employee director automatically receives on the date of election or re-election as a director, or appointment as a director by action of the Board during the period between shareholder meetings, and on the date of each subsequent annual or special shareholder meeting at which action is taken to elect any director if the non-employee director's term is not up for election that year and the non-employee director is serving an unexpired term (provided that the non-employee director has served for at least six months), an option to purchase 6,000 shares of the Company's Common Stock at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. These options, as recently amended, will have terms expiring five years following termination of service as a director and will be exercisable at any time following the date of grant. The 1989 Stock Option Plan and the 1995 Stock Plan also permit granting of additional or alternative options to directors at the discretion of the Board. The director elected by the holder of Class B Common Stock is reimbursed for out-of-pocket expenses incurred on behalf of the Company, does not receive the fees described above and has declined to receive the stock options described above.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table shows, for fiscal years 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Christopher A. Twomey, the Company's Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company.


                                      SUMMARY COMPENSATION TABLE

                                                ANNUAL                  LONG-TERM
                                             COMPENSATION              COMPENSATION
                                          -------------------      --------------------
                                                                        SECURITIES            ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS       UNDERLYING OPTIONS(#)   COMPENSATION(1)
---------------------------     ----      ------       -----       ---------------------   ---------------
Christopher A. Twomey           1997     $165,000     $180,000            45,000               $4,500
  President and Chief           1996      165,000      112,500            60,000                4,500
  Executive Officer             1995      165,000      225,000            45,000                4,500

Mark E. Blackwell               1997     $106,000     $ 90,000            22,500               $4,500
  Vice President --             1996      106,000       65,000            30,000                4,500
  Marketing                     1995      103,000      100,000            22,500                4,500

Timothy C. Delmore              1997     $106,000     $ 90,000            22,500               $4,500
  Chief Financial Officer       1996      106,000       65,000            30,000                4,500
  and Secretary                 1995      103,000      102,000            22,500                4,500

Ronald G. Ray                   1997     $106,000     $ 90,000            22,500               $4,500
  Vice President --             1996      106,000       62,000            30,000                4,500
  Manufacturing                 1995      103,000       97,000            22,500                4,500

Roger H. Skime                  1997     $106,000     $ 82,000            22,500               $4,500
  Vice President --             1996      106,000       62,000            30,000                4,500
  Engineering                   1995      103,000       97,000            22,500                4,500


-----------------------
(1) Represents amount contributed by the Company to the individual's 401(k) retirement plan account.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with each of its executive officers which provide, among other things, for a lump-sum cash severance payment to each such executive equal to approximately three times the executive's average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a "change in control" of the Company. In general, a "change in control" would occur when there has been any change in the controlling persons reported in the Company's proxy statement, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's shareholders approve a plan of liquidation or dissolution of the Company. The employment agreements also prohibit disclosure of confidential information concerning the Company and require disclosure and assignment of inventions, discoveries and other works relating to the executive's employment. If a "change in control" had occurred at the end of fiscal 1997 and the executive's employment was terminated, the following executive officers would have received the amounts indicated, which includes deemed compensation during the preceding five years from the exercise of stock options: Mr. Twomey, $1,467,000; Mr. Blackwell, $706,000; Mr. Delmore, $672,000; Mr. Ray, $806,000; and Mr. Skime,
$842,000.

The Company has also entered into employment agreements with each of its executive officers pursuant to which they will receive upon termination of employment, other than by the Company for "cause," for a twelve-month period,
(i) with respect to Mr. Twomey, an amount equal to his average annual cash compensation over the five-year period immediately preceding the date of termination plus $70,000, and with respect to the other executive officers, an amount equal to their average annual salary over the three-year period immediately preceding the date of termination, and (ii) the employee benefits received prior to termination. The employment agreements also restrict each executive officer from certain competitive employment following termination and prohibit disclosure of confidential information concerning the Company. If the named executive officers had been terminated at the end of the last fiscal year for a reason other than cause, they would have received the following amounts pursuant to the employment agreements: Mr. Twomey, $415,500; Mr. Blackwell, $105,000; Mr. Delmore; $105,000; Mr. Ray, $105,000; and Mr. Skime, $105,000.

STOCK OPTIONS

The following table contains information concerning individual grants of stock options under the Company's Stock Option Plans to each of the named individuals during the last fiscal year.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE
                                   -----------------------------------------------------------------    AT ASSUMED ANNUAL RATES OF
                                                           PERCENT OF TOTAL                              STOCK PRICE APPRECIATION
                                         NUMBER OF        OPTIONS GRANTED TO                                  FOR OPTION TERM
                                   SECURITIES UNDERLYING     EMPLOYEES IN      EXERCISE   EXPIRATION   -----------------------------
NAME                               OPTIONS GRANTED(#)(1)     FISCAL YEAR         PRICE       DATE            5%              10%
----                               ---------------------  ------------------   --------   ----------   ------------     ------------
All Non-Affiliate Shareholders(2)           N/A                  N/A              N/A         N/A      $123,205,000     $325,057,000
Christopher A. Twomey                      45,000                8.4%            $9.50     5/31/2006        268,852          681,324
Mark E. Blackwell                          22,500                4.2%             9.50     5/31/2006        134,426          340,662
Timothy C. Delmore                         22,500                4.2%             9.50     5/31/2006        134,426          340,662
Ronald G. Ray                              22,500                4.2%             9.50     5/31/2006        134,426          340,662
Roger H. Skime                             22,500                4.2%             9.50     5/31/2006        134,426          340,682


------------------------
1) Each option becomes fully exercisable on May 31, 1998, except with respect to Mr. Twomey whose option becomes fully exercisable on May 31, 2000.

(2) Indicates amount of potential aggregate non-affiliate shareholder equity appreciation over ten-year period at the assumed appreciation rates based on $9.50 purchase price.

The following table contains information concerning the exercise of options during fiscal 1997 and the value of options previously granted under the Company's Stock Option Plans which were held by the named individuals at the end of the last fiscal year.

                        FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED                 IN-THE-MONEY
                             SHARES                               OPTIONS AT FY-END(#)              OPTIONS AT FY-END(1)
                            ACQUIRED           VALUE         -----------------------------     -----------------------------
NAME                     ON EXERCISE(#)      REALIZED($)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                     --------------      -----------      -----------     -------------     -----------     -------------
Christopher A. Twomey            --               --          110,000          220,000         $349,200         $191,700
Mark E. Blackwell            10,000          $39,300           69,375           65,000          116,839            8,550
Timothy C. Delmore               --               --           77,500           65,000          174,600            8,550
Ronald G. Ray                    --               --           59,500           65,000          138,510            8,550
Roger H. Skime                   --               --           55,000           65,000           87,300            8,550


-------------------------
(1) Based on a market price of $9.88 per share of Common Stock on March 31, 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Decisions on compensation of the Company's executives are generally made by the four-member Compensation Committee of the Board consisting of Messrs. Dondelinger, Hagen, Ostrander and Roering. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers were during fiscal 1997 and will in fiscal 1998 be reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1997 as they affect Mr. Twomey and Messrs. Blackwell, Delmore, Ray and Skime, the four executive officers other than Mr. Twomey who, for fiscal 1997, were the Company's most highly paid executive officers whose compensation exceeded $100,000 (collectively with Mr. Twomey, the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to reflect three basic objectives: payment for performance; attraction and retention of executives who contribute to the long-term success of the Company; and alignment of the interests of management with those of shareholders.

BASE PAY. The Compensation Committee annually reviews each officer's salary, including those of the Named Executives. In determining appropriate base salary levels, the Compensation Committee considers levels of responsibility, experience, internal equity, and external pay practices. With respect to external pay practices, the Compensation Committee compares the base salary paid by the Company to national surveys of manufacturing companies, which include a strong representative sample of Midwestern companies, and to compensation paid by companies manufacturing similar products in the same geographic location. The Company attempts to maintain base salary levels at approximately the 50th percentile according to the national surveys, a level which it believes emphasizes corporate and individual performance which it recognizes through annual incentive awards and still allows it to attract and retain strong executive talent. Base salaries for the Named Executives were not changed in fiscal 1997 from the prior year's level, reflecting the Compensation Committee's Policy, as described below, of emphasizing incentive compensation as a large portion of an executive's total compensation.

ANNUAL INCENTIVE AWARDS Each executive is eligible to receive annual cash incentive awards based on corporate and individual performance. It is the Compensation Committee's belief that placing a potentially large portion of an executive's total compensation at risk, based on corporate and individual performance, is the best way to focus attention on the short and long-term goals of the Company and encourage high levels of performance from each executive. By focusing on both corporate and individual goals, team work is encouraged. Individual incentive awards for all executives are based on the Compensation Committee's assessment of overall Company performance and each individual's contribution. Compensation comparisons are made with peer-company executives through national surveys and individual incentive awards are made such that when added to base salary, total cash compensation reflects corporate and individual performance and is within the range of total cash compensation according to the national surveys. Incentive payments for fiscal 1997 were higher than such payments the prior year as a reflection of the Company's policy on incentive compensation and the Company's relatively strong financial performance in fiscal 1997.

LONG-TERM INCENTIVES. Aligning the interests of management with those of shareholders is accomplished through longer term incentives directly related to the improvement in long-term shareholder value. The Compensation Committee believes this is accomplished with the award of stock options to the Named Executives and other key personnel. Stock options are awarded periodically consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. Stock options have value for the executive officers only if the price of the Company's stock appreciates in value from the date of grant. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that stock options encourage and reward effective management which, in turn, results in the long-term corporate financial success as measured by stock price appreciation. To encourage a longer term perspective, stock options granted in fiscal 1997 are exercisable over a ten-year period.

OTHER COMPENSATION PROGRAMS. The Company maintains certain broad based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life, and health insurance plans. The Company's retirement plan is a 401(k) plan which allows all eligible employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to the employee's contribution up to a maximum of 3% of the employee's base salary.

MR. TWOMEY'S FISCAL 1997 COMPENSATION. Mr. Twomey's base pay for fiscal 1997 was $165,000 which is at the low end of the target range for base pay set by the Compensation Committee and is the same base pay as Mr. Twomey received in fiscal 1996. In evaluating the Company's overall performance in order to determine Mr. Twomey's annual incentive award, the Compensation Committee considered the Company's financial performance for fiscal 1997 and Mr. Twomey's individual contribution. The Compensation Committee paid Mr. Twomey $180,000 as an incentive award, reflecting the Compensation Committee's review of the Company's financial performance in fiscal 1997and competitive compensation practices.


                     SUBMITTED BY THE COMPENSATION COMMITTEE
                       OF THE COMPANY'S BOARD OF DIRECTORS

      Robert J. Dondelinger      William I. Hagen     Gregg A. Ostrander
                               Kenneth J. Roering

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As described below, Messrs. Dondelinger and Hagen, directors and members of the Compensation Committee of the Board, have important relationships with entities which engage in certain transactions with the Company which require disclosure. See "Certain Transactions."

CERTAIN TRANSACTIONS

Since the Company first began production in August 1983, it has purchased all engines for its products from Suzuki pursuant to contracts which are renewed annually and which stipulate price and general terms of delivery of engines. During the last fiscal year, the Company paid Suzuki approximately $103,285,000 for engines. Terms of the agreement were, and renewal rates are, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

During the last fiscal year, the Company has engaged North Star Transport, Inc., a corporation for which Mr. Hagen, a director of the Company, is a director, executive officer and principal shareholder, for freight hauling services for which it paid North Star Transport, Inc. approximately $5,378,000. The rates charged were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

During the last fiscal year, the Company purchased wiring harnesses from Itasca Bemidji, Inc. ("IBI"), a company in which Mr. Ness, a director of the Company, owns approximately 15% of the outstanding stock. During the last fiscal year, the Company paid IBI approximately $2,123,000 for harnesses. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

During the last fiscal year, the Company purchased certain vehicles from Northern Motors, a General Motors dealership in which Mr. Dondelinger, a director of the Company, is President and Chief Executive Officer. During the last fiscal year, the Company paid Northern Motors approximately $177,000 for vehicles. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the Nasdaq National Market to the S&P 500 Index and to the Recreational and Luxury Product Index (indicated below as the "Peer Group Index") prepared by Media General Financial Services. The graph compares on an annual basis the cumulative total shareholder return on $100 invested on March 31, 1992, and assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.


                              [PLOT POINTS GRAPH]

                                                 MARCH 31,
                     ------------------------------------------------------------------
                     1992        1993        1994        1995        1996        1997
                     ----        ----        ----        ----        ----        ----
Arctic Cat Inc.     $100.00     $184.54     $279.73     $257.07     $172.57     $176.70
Peer Group Index     100.00      112.94      130.14      134.12      157.26      155.92
S&P 500 Index        100.00      115.25      116.95      135.16      178.55      213.95


The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.


                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK

The following table presents information provided to the Company as to the beneficial ownership of the Company's capital stock as of June 20, 1997 by (i) the only shareholders known to the Company to hold 5% or more of such stock,
(ii) each of the directors and Named Executives of the Company and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

                                                                   PERCENT OF           PERCENT OF
                                           CAPITAL STOCK       OUTSTANDING SHARES   OUTSTANDING SHARES
BENEFICIAL OWNERS                      BENEFICIALLY OWNED(1)    OF COMMON STOCK      OF CAPITAL STOCK
-----------------                      ---------------------    ---------------      ----------------
Suzuki Motor Corporation                     7,560,000                   0%               25.90%
 Hamamatsu-Nishi
 P.O. Box 1, 432-91
 Hamamatsu, Japan
State of Wisconsin Investment Board          2,602,000(2)            12.03                 8.91
 P.O. Box 7842
 Madison, WI 53707
Harris Associates LP                         1,147,690(3)             5.31                 3.93
 Two North Lasalle St.
 Suite 500
 Chicago, IL 60602-3790
William G. Ness                                183,227(4)               *                    *
Christopher A. Twomey                          382,569(4)             1.75                 1.30
Robert J. Dondelinger                          209,112(4)               *                    *
William I. Hagen                               350,855(4)             1.62                 1.20
Takeshi Natori                                       0(5)                0                    0
Lowell T. Swenson                              408,261(4)             1.89                 1.40
Gregg A. Ostrander                              13,000(4)               *                    *
Kenneth J. Roering                               7,000(4)               *                    *
Mark E. Blackwell                              111,342(4)               *                    *
Timothy C. Delmore                             174,729(4)               *                    *
Ronald G. Ray                                  106,250(4)               *                    *
Roger H. Skime                                 199,952(4)               *                    *
All Directors and Officers                   2,522,009(4)            11.17                 8.37
 as a Group (15 persons)


------------------------
* Less than 1%.

(1) All outstanding shares of capital stock are Common Stock except shares held by Suzuki which are all Class B Common Stock. See "Election of Directors."

(2) Based on information included in a Schedule 13G filed with the Securities and Exchange Commission.

(3) Based on information included in a Schedule 13G filed with the Securities and Exchange Commission. Consists of 1,147,690 shares over which the owner exercises shared voting power and 190,190 shares and 957,500 shares over which the owner exercises sole and shared dispositive power, respectively.

(4) Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Ness 45,000; Mr. Twomey, 220,000; Mr. Dondelinger, 29,721; Mr. Hagen, 29,721; Mr. Swenson, 29,721;
     Mr. Ostrander, 12,000 shares; Mr. Roering, 6,000 shares; Mr. Blackwell, 101,875; Mr. Delmore, 110,000; Mr. Ray, 92,000; Mr. Skime, 87,500; and all
     directors and officers as a group, 936,788. Also, Mr. Hagen's shares include 11,037 shares owned by Mr. Hagen's wife, the beneficial ownership of which he disclaims.

(5)  Excludes shares held by Suzuki Motor Corporation.


COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, the Company believes all of such forms were filed on a timely basis by reporting persons during fiscal year ended March 31, 1997.


                                   PROPOSAL 2
                           AMENDMENT TO THE COMPANY'S
                            1989 AND 1995 STOCK PLANS

GENERAL INFORMATION

On June 22, 1989, the Board of Directors adopted the Arctic Cat Inc. 1989 Stock Option Plan (the "1989 Plan") and on April 21, 1995, the Board of Directors adopted the Arctic Cat Inc. 1995 Stock Plan (the "1995 Plan"). The purpose of the 1989 Plan and the 1995 Plan (together, the "Plans") is to enable the Company and its subsidiaries to retain and attract executives and other key employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. In addition, the Plans are intended to provide key employees on whom rests the major responsibility for the present and future success of the Company with an opportunity to acquire a proprietary interest in the Company and thereby increase their common interest with the shareholders of the Company and to develop a stronger incentive to expend maximum effort for the continued success and growth of the Company.

There are an aggregate of 1,090,300 shares of Common Stock currently available for issuance under the Plans and 1,744,512 shares subject to unexercised stock options. Eligible persons will not pay any consideration to the Company in order to receive options, but will pay the exercise price upon exercise of an option.

AMENDMENT TO THE 1989 PLAN AND THE 1995 PLAN

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's deduction for federal income tax purposes of compensation in excess of $1 million per individual paid to the Company's Chief Executive Office and its four highest paid executive officers. Compensation plans which are performance-based, approved by the Company's shareholders, granted by a committee consisting solely of two or more outside directors, and have an annual cap on the number of shares that may be granted to any given individual will not be subject to the deduction limit. Neither Plan currently has an annual cap on the amount of shares subject to an option grant. On December 12, 1996, the Board of Directors amended the Plans, subject to ratification and approval of the shareholders, to bring each plan into compliance with Section 162(m) of the Code by providing for an annual cap on the number of shares granted to an individual of 250,000 shares. By adopting this change, the Company may deduct any compensation expense resulting from the grant or exercise of options issued under the Plan without regard to the limitations under Code Section 162(m), including options to the individuals described above.

SUMMARY OF THE 1989 PLAN AND THE 1995 PLAN

GENERAL. In 1996, the SEC adopted new rules under Section 16 of the 1934 Act which required certain amendments to the Plans. On December 12, 1996, the Board of Directors amended the Plans to bring them into compliance with the new rules. The following provides a short summary of the provisions of the Plans, as amended.

ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as directors, are eligible to be granted awards under the Plans. The 1995 Plan also permits granting of awards to consultants under contract to the Company. The Plans are administered by the Board, or in its discretion, by a committee of not less than two directors, each of whom must be "non-employee directors" and "outside directors," as defined in the Plans (the "Committee"), who are appointed by the Board. The Board of Directors has established a Stock Grant Subcommittee, currently composed of Messrs. Ostrander and Roering, for the purpose of granting awards under the Plans. The term "Board" as used in this section refers to the Company's Board of Directors or the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the Plans, and adopt rules, regulations and procedures with respect to the administration of the Plans. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1995 Plan.

AWARDS UNDER THE PLANS

EMPLOYEE STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the Plans may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, at the Board's discretion, by tendering promissory notes or Common Stock. The Committee may, at its sole discretion, permit optionees under the 1995 Plan to pay the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price. Stock options cannot be transferred by the optionee or exercised by anyone else during the optionee's lifetime.

Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised by the legal representative of the estate or the optionee's legatee for a period of six months under the 1989 Plan and for a period of twelve months under the 1995 Plan or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. Under the 1995 Plan, if the participant's employment is terminated by reason of retirement, the participant's stock options may be exercised for a period of three months or until the expiration of the stated term of the option, whichever is less. If the participant's employment is terminated for any reason other than death, disability or retirement, the participant's stock options under the 1995 Plan may be exercised for a period of one month or until the expiration of the stated term of the option, whichever is less. Under the 1989 Plan, termination of employment for reasons other than death or disability causes the immediate termination of the stock options.

No incentive stock options may be granted under the 1989 Plan after August 2, 1999. No incentive stock options may be granted under the 1995 Plan after April 21, 2005. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall not be less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified stock options granted under the Plans may be less than 100% of the fair market value of the Common Stock on the date of grant.

RESTRICTED STOCK. Under the 1995 Plan only, the Board may grant restricted stock awards that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient.

The restricted stock granted under the 1995 Plan will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends. Unless and until any restrictions on the shares have fully lapsed, participants shall have no right to sell, transfer, pledge or assign the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse ten(10) business days prior to the occurrence of a dissolution, merger or other significant corporate change in the Company, as provided in the 1995 Plan. Except as otherwise provided in the award agreement, upon termination of employment of a participant voluntarily by the employee or for Cause (as defined therein), all such shares with respect to which restrictions have not lapsed will be forfeited by the participant, subject to the right of the Committee to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Committee.

NON-EMPLOYEE DIRECTOR STOCK OPTION. The 1995 Plan provides for the annual, automatic granting a defined number of options to directors who are not employees of the Company. Each such director automatically receives on the date of election or re-election as a director, or appointment as a director by action of the Board of Directors during the period between shareholder meetings, and on the date of each subsequent annual or special shareholder meeting if the director's term is not up for election that year and the director is serving an unexpired term (provided that the director has served for at least six months), an option to purchase 6,000 shares of the Company's Common Stock at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. These options have terms expiring five years following termination of service as a director and will be exercisable at any time from the date of grant. The purchase price payment terms, transfer restrictions and other similar provisions of employee stock options apply to director stock options. Directors who are not employees of the Company may also receive discretionary stock options under both Plans and restricted stock awards under the 1995 Plan. In the event that discretionary stock options or restricted stock awards are granted to members of the Committee, such awards must be granted by the full Board.

GENERAL PROVISIONS. The Board in its discretion may, at the time of any grant under the 1995 Plan, provide that the shares received under the 1995 Plan shall be subject to repurchase by the Company in the event of termination of employment of the participant. The repurchase price will be the fair market value of the stock or, in the case of a termination for Cause, the amount of consideration paid for the stock. The Board in its discretion, may also, at the time of grant, provide the Company with similar repurchase rights, upon terms and conditions specified by the Board, with respect to any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

FEDERAL INCOME TAX CONSEQUENCES

STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). At the time of exercise, however, the amount by which the fair market value of the shares purchased exceeds the aggregate option price at that time shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax.

If stock acquired pursuant to an incentive stock option is disposed of some time after two years from the option grant date or one year after the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If such stock is disposed of prior to those dates, however, any gain realized in connection with the disposition of such stock generally will be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain realized by the participant will be characterized as capital gain. Under current law, net long-term capital gains are taxed at a maximum federal rate of 28% while other income may be taxed at a higher federal rate. The Company is entitled to a tax deduction to the extent, and at the time, a participant realizes compensation income.

An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. If however, an optionee is subject to Section 16(b) of the Securities Exchange Act of 1934 (i.e., is an executive officer, director or 10% shareholder of the Company) and the optionee exercises the option within six months after the date the option was granted, he or she will not realize taxable compensation income until six months after the grant of the non-qualified stock option. In such event, the amount of the optionee's compensation income will equal the difference between the aggregate option price and the fair market value of the stock on the date immediately preceding the sixth month anniversary of the date of grant. An optionee who is subject to Section 16(b) may, however, elect under Section 83(b) of the Code to be taxed at the time of exercise of a non-qualified stock option in the same manner as an optionee who is not subject to Section 16(b). In any event, the Company is entitled to a tax deduction to the extent, and at the time, an optionee realizes compensation income.

Upon the exercise of a non-qualified stock option, the Plans require the optionee to pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements. Under the Plans, the Board may grant options that permit the optionee to elect to satisfy withholding tax requirements associated with the exercise of an option by authorizing the Company to retain from the number of shares that would otherwise be deliverable to the optionee that number of shares having an aggregate fair market value equal to the tax required to be withheld. Accordingly, the Company would pay the tax liability from its own funds.

RESTRICTED STOCK. The grant of restricted stock will not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture." When the shares become transferable or are no longer subject to such restrictions, the participant will recognize compensation income equal to the fair market value of the shares on that date less any amount paid for the shares. Dividends paid on any restricted stocks and received by a participant during the restricted period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that a participant realizes compensation income. A participant may elect, under
Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the election is taxable to the participant as compensation income, and the Company is entitled to a corresponding deduction. Dividends on the stock are then taxable to the participant as ordinary income, not compensation income, and are no longer deductible by the Company.

Participants may be required to pay in cash to the Company any taxes required to be withheld at the date restrictions lapse with respect to restricted stock. The participant may elect to satisfy such withholding taxes, in whole or in part, by having the Company withhold shares of restricted stock to which he or she is entitled that have an aggregate fair market value equal to the amount required to be withheld. The Company then would pay the tax liability from its own funds.

VOTE REQUIRED

Shareholder approval of the amendment to the 1989 Plan and the 1995 Plan to impose an annual cap on the number of shares granted to an individual of 250,000 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1989 PLAN AND THE 1995 PLAN AS SET FORTH IN PROPOSAL 2.


                                    AUDITORS

Grant Thornton LLP, independent public accountants, were the auditors for the Company for fiscal 1997. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions. As of the date hereof, no auditing firm has been formally selected for fiscal 1998 since the Board of Directors has historically made such formal selection in conjunction with the Annual Meeting of Shareholders.


                              SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. The Company's Annual Meeting of Shareholders for the fiscal year ended March 31, 1998 is expected to be held on or about August 13, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about June 26, 1998. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before February 27, 1998.


                          METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mail, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                                  OTHER MATTERS

The Company's Bylaws provide that certain requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding with the previously year's Annual Meeting. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant procedure. Since no such notice was received with respect to this year's Annual Meeting, no shareholders may bring additional business before the meeting for action.

The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended March 31, 1997. A copy of Form 10-K, the Annual Report filed by the Company with the Securities and Exchange Commission will be furnished without charge to any shareholder who requests it in writing from the Company, at the address noted on the first page of this Proxy Statement.

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

                                   By Order of the Board of Directors,


                                   /s/ Timothy C. Delmore,
                                   Timothy C. Delmore,
                                   SECRETARY




                                ARCTIC CAT, INC.

                             1989 STOCK OPTION PLAN


         1. Purpose. The purpose of the Arctic Cat, Inc. 1989 Stock Option Plan is to promote the success of Arctic Cat, Inc. (the "Corporation") and of any subsidiary of the Corporation (a "Subsidiary") by facilitating the employment and retention of key personnel and by furnishing continuing, long-term incentive to officers, other key employees and Directors upon whose efforts the success of the Corporation depends to a large degree. In addition, the Plan is intended to provide key employees on whom rests the major responsibility for the present and future success of the Corporation with an opportunity to acquire a proprietary interest in the Corporation and thereby to develop a stronger incentive to expend maximum effort for the continued success and growth of the Corporation.

         2. Definitions. The following words and phrases as used herein shall have the meanings set forth below:

         2.1 "Board" shall mean the Board of Directors of the Corporation.

         2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.3 "Committee" shall mean a committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Article 4 hereof.

         2.4 "Common Stock" shall mean the common stock, $0.01 par value, of the Corporation.

         2.5 "Corporation" shall mean Arctic Cat, Inc., a Minnesota corporation.

         2.6 "Director" shall mean any member of the Board.

         2.7 "Fair Market Value" of any security on any given date shall be determined by the Committee as follows: (a) if the security is listed for trading on one or more national securities exchanges (including the NASDAQ National Market), the reported last price on the principal such exchange on the date in question, or if such security shall not have been traded on such exchange on such date, the reported last price on such exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including the NASDAQ National Market) but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

         2.8 "ISO" shall mean any stock option granted pursuant to this Plan as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.9 "Non-Employee Director" shall mean a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule.

         2.10 "NQO" shall mean any stock option granted pursuant to this Plan which is not an ISO.

         2.11 "Option" shall mean any stock option granted pursuant to this Plan, whether an ISO or an NQO.

         2.12 "Optionee" shall mean any person who is the holder of an Option granted pursuant to this Plan.

         2.13 "Outside Director" means a Director who (a) is not a current employee of the Corporation or any member of an affiliated group which includes the Corporation; (b) is not a former employee of the Corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Corporation; (d) does not receive remuneration from the Corporation, either directly or indirectly, in any capacity other than as a Director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code
Section 162(m) and regulations promulgated thereunder.

         2.14 "Plan" shall mean this 1989 Stock Option Plan of the Corporation.

         2.15 "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Corporation under Section 425 (f) of the Code.

         3. Shares Available Under Plan. The number of shares which may be issued pursuant to Options granted under this Plan shall not exceed 700,000 shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of cancelled, unexercised, lapsed or terminated Options granted under this Plan shall be available for issuance pursuant to Options subsequently granted under this Plan. The shares issued upon exercise of Options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation.

         4. Administration.

         4.1 The Plan will be administered by the Board, or at the Board's discretion, by a Committee of at least two Directors, all of whom shall be Outside Directors and Non-Employee Directors. Other than references in this
Section 4.1, references to the "Committee" in this Plan shall be deemed to refer to the Board where the Board has not designated a Committee to administer the Plan.

         4.2 The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom Options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option. The Committee shall determine with respect to each grant of an Option whether a participant shall receive an ISO or an NQO. The number of shares, the term and the other terms and conditions of a particular kind of Option need not be the same, even as to Options granted at the same time. The Committee's recommendations regarding Option grants and terms and conditions thereof will be conclusive.

         4.3 The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

         4.4 No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

         4.5 The Committee will regularly inform the Board as to its actions with respect to all Options granted under the Plan and the terms and conditions and any such Options in a manner, at any times, and in any form as the Board may reasonably request.

         5. Participants.

         5.1 Participation in this Plan shall be limited to key personnel of the Corporation or of a Subsidiary, who are salaried employees of the Corporation or of a Subsidiary, and to Directors of the Corporation.

         5.2 Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

         5.3 The Committee's determination under the Plan including, without limitation, determination of the persons to receive Options, the form, amount and type of such Options, and the terms and provisions of Options need not be uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated.

         5.4 No person shall receive Options under this Plan which exceed 250,000 shares during any fiscal year of the Corporation.

         6. Terms and Conditions.

         6.1 Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Corporation may deem appropriate.

         6.2 Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of the grant for any NQO or any ISO subject to the pricing requirements of Section 6.3(a) hereof and five years from the date of grant for any ISO subject to the pricing requirements of Section 6.3(b) hereof) and shall provide that the Option shall expire at the end of such period.

         6.3 The exercise price per share shall be determined by the Committee at the time any Option is granted and shall be determined as follows:

                  (a) For employees who do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred percent (100%) of Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

                  (b) For employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

                  (c) Unless approved by a majority of the Board, the NQO exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

         6.4 The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an ISO under this Plan or any other plan of the Corporation or its Subsidiaries is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

         6.5 An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by the Committee at the time of the grant; provided, however, that the Committee may, in its discretion, accelerate the exercise date for any unexercisable Options when the Committee deems such action to be appropriate under the circumstances. The Option agreement may require, if so determined by the Committee, that no part of the Option may be exercised until the Optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period after the date of the Option as the Committee may specify. Notwithstanding the foregoing and subject to the discretionary acceleration rights of the Committee, an Option granted to a Director, officer or 10% shareholder of the Corporation shall not be exercisable for a period of six (6) months after the date of grant unless the Option has been approved by the Board, the Committee or the shareholders of the Corporation.

         6.6 The Corporation may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof. Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

         7. Exercise of Option.

         7.1 Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the Chief Financial Officer of the Corporation (or such other person as he may designate). The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

         7.2 Payment shall be made to the Corporation either (i) in cash, including check, bank draft or money order as authorized by the Corporation, or
(ii) at the discretion of the Corporation, by delivering Corporation Common Stock already owned by the participant or a combination of Common Stock and cash. With respect to (ii), the Fair Market Value of stock so delivered shall be determined as of the date immediately preceding the date of exercise.

         7.3 Upon notification of the amount due and prior to or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

         7.4 If the terms of an Option so permit but subject to the approval of the Committee, an Optionee may elect by written notice to the Chief Financial Officer of the Corporation (or such other person as he may designate), to satisfy the withholding tax requirements associated with the exercise of an Option by (i) authorizing the Corporation to retain from the number of shares of Common Stock that would otherwise be deliverable to the Optionee, or (ii) delivering to the Corporation from shares of Common Stock already owned by the Optionee, that number of shares having an aggregate Fair Market Value equal to the tax payable by the Optionee under Section 7.3. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

         8. Extraordinary Corporate Transactions. New Options may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed, by a corporation other than the Corporation, or by a parent or subsidiary of the Corporation or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. Notwithstanding the foregoing or the provisions of
Section 9 hereof, in the event such corporation, or parent or subsidiary of the Corporation or such corporation, does not substitute new Options for, and substantially equivalent to, the Options granted hereunder, or assume the Options granted hereunder, the Options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Corporation, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Corporation will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Corporation or more than 80% of the outstanding Common Stock; provided, however, that each Optionee shall have the right within a 30-day period prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired Option granted hereunder without regard to any installment exercise restrictions.

         9. Changes in Corporation's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Corporation shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option exercise price.

         10. Assignments. Any Option granted under this Plan shall be exercisable only by the Optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent an distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

         11. Severance; Death; Disability. An Option shall terminate, and no rights thereunder may be exercise, if the person to whom it is granted ceases to be employed by the Corporation or by a Subsidiary except that:

         11.1 If the employment of the Optionee is terminated by any reason other than his or her death or disability, all rights under the Option shall terminate and expire upon such termination.

         11.2 If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than one month after termination of his or her employment, the Optionee's rights under the Option may be exercised in whole or in part, without regard to any installment exercise restrictions, at any time within six months following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution.

         11.3 If the employment of the Optionee is terminated because of permanent disability, the Optionee, or his or her legal representative, may at any time within not more than six months after termination of his or her employment, exercise his or her Option rights in whole or in part, without regard to any installment exercise restrictions.

         11.4 Notwithstanding anything contained in Sections 11.1, 11.2 and 11.3 to the contrary, no Option rights shall be exercisable by anyone after the expiration of the term of the Option.

         11.5 Transfers of employment between the Corporation and a Subsidiary, or between Subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan. The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Option and the Plan.

         12. Rights of Participants. Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

         13. Securities Registration. If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or the partici pant to take any action in connection with the exercise of an Option, then notwithstanding any contrary provision of an Option agreement or this Plan, the date for exercise of such Option and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action. In the event that the Corporation shall deem it necessary, the Corporation may condition the grant or exercise of an Option granted under this Plan upon the receipt of a satisfactory certificate that the Optionee is acquiring the Option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or shares. In such event, the stock certificate evidencing such shares shall bear a legend referring to applicable laws restricting transfer of such shares. In the event that the Corporation shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an Option shall have been granted or exercised, then the participant shall cooperate with the Corporation and take such action as is necessary to permit registration or qualification of such Options or shares.

         14. Duration and Amendment.

         14.1 There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all ISOs must be granted within ten years from the date the Plan is approved by the shareholders.

         14.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares as to which Options may be granted under the Plan, (ii) permit the granting of ISOs at less than 100% of Fair Market Value at time of grant, or (iii) change the class of employees eligible to receive Options under the Plan.

         15. Granting of Options to Non-Employee Directors. [Replaced by Section 5(k) of the Corporation's 1995 Stock Plan.]

         16. Approval of Shareholders. This Plan expressly is subject to approval of holders of a majority of the outstanding shares of Common Stock of the Corporation, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any Options granted pursuant to this Plan shall be deemed cancelled.

         17. Conditions of Employment. The granting of an Option to a participant under this Plan who is an employee shall impose no obligation on the Corporation to continue the employment of any participant and shall not lessen or affect the right of the Corporation to terminate the employment of the participant.

         Adopted by the Board of Directors on June 22, 1989; amended by the Board of Directors on December 12, 1996.





                                 ARCTIC CAT INC.
                                 1995 STOCK PLAN




 SECTION                     CONTENTS                                 PAGE
    1.        General Purpose of Plan; Definitions                      1
    2.        Administration                                            3
    3.        Stock Subject to Plan                                     4
    4.        Eligibility                                               4
    5.        Stock Options                                             5
    6.        Restricted Stock                                          9
    7.        Transfer, Leave of Absence, etc.                         12
    8.        Amendments and Termination                               12
    9.        Unfunded Status of Plan                                  12
   10.        General Provisions                                       13
   11.        Effective Date of Plan                                   14





                                 ARCTIC CAT INC.
                                 1995 STOCK PLAN


         SECTION 1.  General Purpose of Plan; Definitions.

         The name of this plan is the Arctic Cat Inc. 1995 Stock Plan (the "Plan"). The purpose of the Plan is to enable Arctic Cat Inc. (the "Company") and its Subsidiaries to retain and attract executives, other key employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a.       "Board" means the Board of Directors of the Company.

         b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's misconduct or dishonesty, any of which is harmful to the business or reputation of the Company.

         c. "Code" means the Internal Revenue Code of 1986, as amended.

         d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         e. "Company" means Arctic Cat Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

         f. "Disability" means permanent and total disability as determined by the Committee.

         g. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

         h. "Fair Market Value" means the value of the Stock on a given date as determined by the Committee in accordance with Section 422 of the Code and any applicable Treasury Department regulations with respect to "incentive stock options."

         i. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         j. "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule.

         k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

         l. "Normal Retirement" means retirement from active employ ment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

         m. "Outside Director" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code
                  Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

         n. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         o. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 6 below.

         p.       "Retirement" means Normal Retirement or Early Retirement.

         q. "Stock" means the Common Stock, $.01 par value per share, of the Company. Class B Common Stock of the Company shall be considered Stock hereunder only following conversion to Common Stock of the Company

         r. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

         s. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         SECTION 2. Administration.

         The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors, and who shall serve at the pleasure of the Board. The Committee may be a subcommittee of the Compensation Committee of the Board.

         The Committee shall have the power and authority to grant to eligible employees, consultants and directors pursuant to the terms of the Plan: (i) Stock Options and (ii) Restricted Stock.

         In particular, the Committee shall have the authority:

          (i) to select the officers, other key employees, directors and consultants of the Company and its Subsidiaries to whom Stock Options and/or Restricted Stock awards may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, or Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

        (iii) to determine the number of shares to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

          (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         SECTION 3. Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,800,000. Such shares may consist, in whole or in part, of authorized and unissued shares.

         If any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan, and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

         SECTION 4. Eligibility.

         Officers, other key employees, consultants and members of the Board of the Company and Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options or Restricted Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

         Notwithstanding the foregoing, no person shall receive grants of Stock Options and Restricted Stock awards under this Plan which exceed 250,000 shares during any fiscal year of the Company.

         SECTION 5. Stock Options.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after April 21, 2005.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, provided, however, that unless the Stock Option has been approved by the Board, the Committee or the shareholders of the Company, a Stock Option to a director, officer or a 10% shareholder of the Company or its Subsidiaries shall not be exercisable for a period of six (6) months after the date of grant. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise or vesting provisions, for a period specified by the Board, but not to exceed sixty (60) days nor be less than seven (7) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or Restricted Stock subject to an award hereunder (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that in the event payment is made in the form of shares of Restricted Stock, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock award tendered as payment by the optionee. If the terms of an option so permit, or the Committee, in its sole discretion, so permits, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee generally shall have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

         (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

         (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter.

         (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three months (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than Cause, death, Disability or Retirement, the Stock Option may be exercised to the extent it was exercisable at such termination for the lesser of one month or the balance of the option's term. If the Optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for Cause, the Stock Option may be exercisable to the extent it was then exercisable no later than the date of such termination.

         (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (k) Directors Who Are Not Employees. Each person who is not an employee of the Company or its Subsidiaries and who on and after the date this Plan is approved by the shareholders of the Company is, or within the prior two (2) years has been, elected or reelected as a director of the Company at any annual or special meeting of the shareholders of the Company or appointed as a director of the Company by action of the Board during the period between shareholder meetings, shall (i) as of the date of such election, reelection or action and
(ii) as of the date of each subsequent annual or special meeting of the shareholders of the Company at which action is taken to elect any director and such director who is not an employee (A) has served as a director for at least six (6) months and (B) is serving an unexpired term as a director, automatically be granted a Stock Option to purchase 6,000 shares of the Company's Stock at an exercise price per share equal to 100% of the Fair Market Value of a share of the Company's Stock on the date of the grant of the Stock Option. All such options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that the term of each such Stock Option shall be equal to five years following the termination of the director's services as a director to the Company. In the event discretionary Stock Options are granted to members of the Committee, such Stock Options shall be granted by the Board. This Section 5(k) shall supercede and replace the provisions of the Company's 1989 Stock Option Plan granting options to Non-Employee Directors.

         SECTION 6. Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient. In the event that Restricted Stock Awards are granted to members of the Committee, such awards shall be granted by the Board.

         (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                  (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Arctic Cat Inc. 1995 Stock Plan and an Agreement entered into between the registered owner and Arctic Cat Inc. Copies of such Plan and Agreement are on file in the executive offices of Arctic Cat Inc.

                  (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (ii) Except as provided in paragraph (c)(i) of this Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph
         (f) of Section 10). Certificates for shares of Unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

                  (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall thereupon be forfeited by the participant.

                  (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

                  (v) All restrictions with respect to any participant's shares of Restricted Stock shall lapse or be deemed to have lapsed or been terminated on the tenth (10th) business day prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

         SECTION 7. Transfer, Leave of Absence, etc.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

         (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

         (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

         SECTION 8. Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option or Restricted Stock award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements. Further, paragraph k of Section 5 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

         SECTION 9. Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         SECTION 10. General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Subject to paragraph (d) below, recipients of Restricted Stock awards under the Plan (not including Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

         (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

         (e) At the time of grant, the Committee may provide in connection with any grant or award made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

         (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief executive or chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

         SECTION 11. Effective Date of Plan.

         The Plan was approved by the Board and became effective on April 21, 1995 and it was approved by the shareholders on August 3, 1995. The Plan was further amended by the Board on December 12, 1996.




                               ARCTIC CAT INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 14, 1997

The undersigned hereby appoints William G. Ness and Christopher A. Twomey, or either of them, as proxies with full power of substitution to vote all shares of stock of Arctic Cat Inc. of record in the name of the undersigned at the close of business on June 20, 1997 at the Annual Meeting Of Shareholders to be held in Thief River Falls, Minnesota on August 14, 1997, or any adjournment or adjournments, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary       to vote for all nominees listed
         below)                                  below

                    WILLIAM G. NESS      GREGG A. OSTRANDER

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the
              FOR box and write that nominee's name for which you are withholding authority on the space provided below)

--------------------------------------------------------------------------------

2. AMENDMENT TO THE 1989 STOCK OPTION PLAN AND THE 1995 STOCK PLAN TO IMPOSE AN ANNUAL CAP ON THE NUMBER OF SHARES GRANTED TO AN INDIVIDUAL OF 250,000 SHARES.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN


                          (CONTINUED ON OTHER SIDE)


                         (CONTINUED FROM OTHER SIDE)

3. In their discretion, the proxies are authorized to vote upon any other matters coming before the meeting.

THE SHARE(S) REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                            Dated: _______________________, 1997


                                            ____________________________________
                                            Signature


                                            ____________________________________
                                            Signature if held jointly

                                            Please sign exactly as name(s) are
                                            shown at left. When signing as
                                            executor, administrator, trustee, or
                                            guardian, give full title as such;
                                            when shares have been issued in
                                            names of two or more persons, all
                                            should sign.